UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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EVERSPIN TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION TO 2017 ANNUAL MEETING OF STOCKHOLDERS

DATE: Thursday, May 18, 2017

TIME: 10:00 a.m.

PLACE: Everspin Technologies, Inc.’s Corporate Headquarters

1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224

April 5, 2017

Dear Stockholders:

Please join me at the Annual Meeting of Stockholders of Everspin Technologies, Inc. on May 18, 2017. At the annual meeting, we will ask you to:

(i) elect the Board’s nominees Kevin Conley, Lawrence G. Finch, Michael B. Gustafson, Ron Foster, Peter Hébert, Stephen J. Socolof, Geoffrey R. Tate and myself as directors of Everspin to serve until the next annual meeting and their successors are duly elected and qualified;

(ii) ratify the selection by the audit committee and the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

(iii) conduct any other business properly brought before the meeting.

Members of the Board of Directors will also be present.

Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.

Sincerely yours,

/s/ Phillip LoPresti
President and Chief Executive Officer

EVERSPIN TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2017

To the Stockholders of Everspin Technologies, Inc.:

The annual meeting of stockholders of Everspin Technologies, Inc. will be held at our corporate headquarters located at 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224, on Thursday, May 18, 2017 at 10:00 a.m., local time, for the following purposes:

1. To elect the eight nominees for director named in the proxy statement accompanying this notice to serve until the next annual meeting and their successors are duly elected and qualified.

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

3. To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting was March 20, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer and Secretary

Chandler, Arizona

April 5, 2017

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THIS PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE OR VOTE OVER THE TELEPHONE OR ON THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY CARD ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

EVERSPIN TECHNOLOGIES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why are these materials being made available to me?

Everspin Technologies, Inc. is making these proxy materials available to you because our Board of Directors is soliciting your proxy to vote at our 2017 annual meeting of stockholders, including at any adjournments or postponements of the annual meeting. The annual meeting will be held on Thursday, May 18, 2017, at 10:00 a.m., local time at our corporate headquarters located at 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224. Directions to the annual meeting may be found on our website at www.everspin.com. You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy on the internet or by telephone. Alternatively, if you requested and received a printed copy of these materials by mail, you may also complete, sign and return the accompanying proxy card.

Why did I receive a notice in the mail regarding the availability of proxy materials on the internet?

We are pleased to take advantage of rules of the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 5, 2017. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Will I receive any other proxy materials by mail?

We may (but are not required to) send you a proxy card, along with a second Notice, on or after April 15, 2017.

What am I voting on?

There are two matters scheduled for a vote:

•                  Proposal 1, to elect the eight nominees for director named in Proposal 1; and

•                  Proposal 2, to ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 20, 2017, will be entitled to vote at the annual meeting. On this record date, there were 12,498,128 shares of our common stock outstanding and entitled to vote.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are present at the annual meeting or represented by proxy. At the close of business on the record date for the annual meeting, there were 12,498,128 shares outstanding and entitled to vote. Thus 6,249,065 shares must be present at the annual meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the annual meeting. If there is no quorum, either the chairman of the annual meeting or a majority of the votes present at the meeting or represented by proxy may adjourn the annual meeting to another date.

Am I a stockholder of record?

If at the close of business on March 20, 2017, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record.

What if my Everspin shares are not registered directly in my name but are held in street name?

If at the close of business on March 20, 2017, your shares were held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote the shares in your account.

If your shares are held in “street name” through a broker, certain rules applicable to brokers will affect how your shares are voted in connection with the election of directors. If you do not provide your broker with instructions on how to vote your shares, your broker may not vote your shares except in connection with routine matters. The election of directors is not considered to be a routine matter and your broker will not be able to vote on the election of directors without your instructions. Accordingly, if your broker sends a request for instructions on how to vote, you are requested to provide those instructions to your broker so that your vote can be counted. If you do not instruct your broker as to how to vote your shares with respect to the ratification of our independent registered public accounting firm, this is a routine matter and your broker will be able to vote your shares with respect to this matter.

If I am a stockholder of record of Everspin shares, how do I cast my vote?

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy by telephone or over the internet. To vote by proxy on the internet, go to www.proxyvote.com to complete an electronic proxy card. To vote by proxy by telephone, dial the toll-free number shown on the Notice and follow the recorded instructions. Alternatively, if you request and receive a proxy card, you may complete, sign and return the proxy card using the envelope that will be provided with the proxy card. If you vote by proxy over the phone or the internet, you will be asked to provide the control number from the Notice. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on May 17, 2017, to be counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.

If I am a beneficial owner of Everspin shares, how do I vote?

If you are a beneficial owner of shares held in street name, you should have received the Notice from the broker, bank or other nominee that is the record owner of your shares rather than from us. Beneficial owners that received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions to the broker, bank or other nominee or to request that a printed copy of these materials be mailed to them. If you are a beneficial owner of shares held in street name and you have requested hard copies of the proxy statement, you should have received the proxy statement and a voting instruction card from the broker, bank or other nominee that is the record owner of your shares, and follow the instructions on the voting instruction card. For a beneficial owner to vote in person at the annual meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker, bank or other nominee or contact them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on March 20, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If on March 20, 2017, your shares were held, not in your name, but in “street name,” only your broker will be able to vote your shares. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular “non-routine” proposal, including the election of directors, because the broker or nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on with respect to “non-routine” proposals. Proposal 2 constitutes a “routine” management proposal and thus if you do not give your broker or nominee specific instructions, your broker or nominee will nevertheless have the authority to vote your shares with respect to this proposal; however, your broker or nominee will not have the authority to vote your shares with respect to Proposal 1, which is a “non-routine” proposal.

How many votes are needed to approve each proposal?

The requisite number of votes to approve the two proposals are as follows:

•                  For the election of directors, Proposal 1, the eight nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome; and

•                  To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP, must receive a “For” vote from the majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes (of which none are expected) will have no effect on the outcome of the vote.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as an “Against” vote. Broker non-votes have no effect and will not be counted towards the vote total for either proposal.

What if I vote by proxy but do not make specific choices?

If you complete the proxy voting procedures, but do not specify how you want to vote your shares, your shares will be voted “For” Proposal 1, the election of all nominees for director named therein, and “For” Proposal 2, the ratification of the selection of Ernst & Young LLP. Your proxy will vote your shares using his or her best judgment with respect to any other matters properly presented for a vote at the meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•                  You may send a written notice that you are revoking your proxy to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224).

•                  You may submit a properly completed proxy card with a later date.

•                  You may grant a subsequent proxy by telephone or through the internet.

•                  You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy. Remember that if you are a beneficial owner of Everspin shares and wish to vote in person at the annual meeting, you must obtain a valid proxy from the organization that is the record owner of your shares (such as your broker).

•                  If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What does it mean if I receive more than one Notice?

If you received more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the next annual meeting?

To be considered for inclusion in the proxy materials for our 2018 annual meeting, your proposal must be submitted in writing to our Secretary (Everspin Technologies, Inc., Attn: Investor Relations, 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224) by December 6, 2017; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary a reasonable time before we begin to print and mail the proxy statement. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for our 2018 annual meeting must do so no earlier than the close of business on January 18, 2018, and no later than the close of business on February 16, 2018; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for your notice to be timely, it must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Whom should I contact if I have additional questions or would like additional copies of the proxy materials?

If you would like additional copies of this proxy statement (which copies will be provided to you without charge) or if you have questions, including the procedures for voting your shares, you should contact:

Everspin Technologies, Inc.

Attn: Investor Relations

1347 N. Alma School Road, Suite 220

Chandler, Arizona 85224

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our Named Executive Officers (as defined in the “Executive Compensation” section of the proxy statement) or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of: (i) December 31, 2021; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors: Phillip LoPresti, Kevin Conley, Robert W. England, Lawrence G. Finch, Ron Foster, Michael B. Gustafson, Peter Hébert, Stephen J. Socolof and Geoffrey R. Tate. Mr. England has tendered his resignation from the Board of Directors effective May 17, 2017.

The nominees proposed for election as directors are listed below. Directors elected at the annual meeting will hold office until the next annual meeting and until his or her successor is elected, or if until the director’s death, resignation or removal. Each of Mr. Finch, Mr. Hébert and Mr. Socolof was appointed as directors by our Board pursuant to the terms of our voting agreement with our investors in effect at the time giving certain investors the right to designate persons to become directors, with Sigma Management 8, L.L.C.s designating Mr. Finch as its designee for appointment to the Board, Lux Capital Management, LLC designating Mr. Hébert as its designee for appointment to the Board and New Venture Partners LL designating Mr. Socolof as its designee for appointment to the Board. The voting agreement terminated upon the completion of our initial public offering, or IPO, in October 2016 and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors. The other directors were appointed by the Board, including Mr. Conley and Mr. Gustafson who were appointed on March 24, 2017. Mr. Conley and Mr. Gustafson were recommended by the Nominating and Corporate Governance Committee and an independent executive search firm, which we paid for recruiting and consulting services.

Each individual nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.

The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders. We completed our IPO in October 2016 and did not have an annual meeting of stockholders in 2016.

The following table sets forth the names and certain other information for the nominees for election as a director as of the date of this proxy statement. The following key biographical information for each of these individuals was provided by the nominees:

Name	Age*	Position(s)
Phillip LoPresti	56	President, Chief Executive Officer and Director
Kevin Conley(1)	60	Director
Lawrence G. Finch(2)(3)	82	Director
Ron Foster(1)	66	Director
Michael B. Gustafson(2)	60	Director
Peter Hébert(1)(3)	39	Director
Stephen J. Socolof(2)	57	Director
Geoffrey R. Tate(3)	62	Lead Independent Director

*      As of April 5, 2017.

(1)   Member of the audit committee.

(2)  Member of the compensation committee.

(3)   Member of the nominating and corporate governance committee.

Nominees

Phillip LoPresti has served as our President and Chief Executive Officer and as a member of our Board of Directors since June 2010. From October 2008 to May 2010, Mr. LoPresti served as Director of High Speed Data Converters for Intersil Corporation. From June 2006 to October 2008. Mr. LoPresti was President and Chief Executive Officer of Kenet, Inc. Prior to joining Kenet, Mr. LoPresti spent 22 years in various roles, ultimately as Vice President and general manager of NEC Electronics America. Mr. LoPresti received both his bachelor’s and master’s of science degrees in electrical engineering from Boston University. We believe Mr. LoPresti’s experience in the industry, his role as our President and Chief Executive Officer and his knowledge of our company enables him to make valuable contributions to our Board of Directors.

Kevin Conley was appointed as a member of our Board of Directors in March 2017. In addition to Everspin, Mr. Conley currently serves as an advisor and consultant with Seven Rocks LLC, which he founded as a partner in June 2016. From 2011 to June 2016, Mr. Conley served at SanDisk Corporation, as SVP & GM Client Storage Solutions and most recently as Chief Technology Officer, where he provided guidance to SanDisk’s long term technology strategy. From 2009 to 2010, Mr. Conley served as VP Engineering for Corsair Components Inc.  From 1993 to 2009, Mr. Conley served in various technology development and management roles at Sandisk Corporation. Mr. Conley received his bachelor’s of science degree in electrical engineering and master’s of science degree in computer engineering from Santa Clara University. We believe that Mr. Conley possesses specific attributes that qualify him to serve as a director, including his knowledge and experience in the technology industry, which enable him to make valuable contributions to our Board of Directors.

Lawrence G. Finch has served as a member of our Board of Directors since June 2008. Mr. Finch has served as managing director at Sigma Partners, a venture capital firm, since joining the firm in 1987. Mr. Finch brings a wealth of operational experience in moving early-stage technology companies through high-growth stages of development. He has advised more than 20 companies throughout his career. We believe that Mr. Finch’s 40 years of experience in founding, managing, and financing businesses, strong relationships in the semiconductor space, and his knowledge of our company qualifies him to serve on our Board of Directors.

Ronald C. Foster has served as a member of our Board of Directors since May 2016. Since November 2014, Mr. Foster has served on the Board of Directors of Advanced Energy Industries, Inc. From April 2008 to March 2015, Mr. Foster served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc., where he served as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and also served in various financial and operational roles at Applied Materials, Inc. and Hewlett-Packard Company. Mr. Foster previously served as a board member of Inotera Memories Inc., LUXIM Corporation, and Aptina Company. Mr. Foster received his bachelor’s of arts degree in economics from Whitman College and an M.B.A. from the University of Chicago. We believe that Mr. Foster’s knowledge and experience in the semiconductor industry, financial management, accounting and finance issues enable him to make valuable contributions to our Board of Directors.

Michael B. Gustafson was appointed as a member of our Board of Directors in March 2017. In addition to Everspin, Mr. Gustafson currently serves on the Board of Directors for Reltio Inc., Druva and ClearDB, Inc. From October 2013 to February 2016, Mr. Gustafson served as Senior Vice President at Western Digital Corporation.  He was General Manager of the Enterprise Flash Business and grew enterprise flash revenues into a billion dollar run rate business. From September 2012 to October 2013, Mr. Gustafson served as Chief Executive Officer and Chairman of Virident Systems, Inc., an enterprise-class data storage solutions company, which was acquired by Western Digital Corporation. From September 2011 to September 2012, Mr. Gustafson served as Senior Vice President and General Manager of File & Content Business at Hitachi Data Systems following its acquisition of BlueArc Corporation, which Mr. Gustafson led as Chief Executive Officer and Board Member since 2004.  Mr. Gustafson also held executive roles at McData Corporation and International Business Machines Corporation earlier in his career.  Mr. Gustafson received his bachelor’s of science degree in business administration from Washington University in St. Louis. We believe that Mr. Gustafson’s extensive experience in the technology industry as both an executive and director enable him to make valuable contributions to our Board of Directors.

Peter Hébert was appointed as a member of our Board of Directors in June 2008. Mr. Hébert is a managing partner at Lux Capital, a venture capital firm, which he co-founded in 2000. In addition to Everspin, Mr. Hébert currently serves on the Board of Directors for Auris Surgical Robotics, Inc., Gridco Inc., Lux Research, Inc., Halo Neuro, Inc., Flex Logix Technologies, Inc. and Matterport, Inc. From 2003 to 2008, Mr. Hébert served as founding Chief Executive Officer of Lux Research, which he helped build into a leading emerging technology research firm. During his time at Lux Research, Mr. Hébert launched the publicly-listed Lux Nanotech Index and the PowerShares Lux Nanotech Portfolio. Mr. Hébert received his bachelor’s of science degree from Syracuse University, where he graduated cum laude from the S.I. Newhouse School of Public Communications. We believe that Mr. Hébert possesses specific attributes that qualify him to serve as a director, including his experience in founding, managing, and financing businesses and his knowledge of emerging technologies, which enable him to make valuable contributions to our Board of Directors.

Stephen J. Socolof has served as a member of our Board of Directors since June 2008. Mr. Socolof is Managing Partner of New Venture Partners, a venture capital firm that he co-founded in 2001. Previously, Mr. Socolof worked at Lucent Technologies, Inc. from 1996 to 2001 where he established Lucent’s New Ventures Group. Before joining Lucent, Mr. Socolof spent eight years with Booz, Allen & Hamilton Inc., where he was a leader of the firm’s innovation consulting practice. Mr. Socolof is currently also a director of NVMdurance and Vasona Networks Inc. He was a director of Gainspan Corporation before its acquisition by Telit Communications, Silicon Hive, until its acquisition by Intel Corporation, SyChip, Inc. before its acquisition by Murata, and an investor and observer of Flarion Technologies, Inc., until its acquisition by Qualcomm Inc. Mr. Socolof holds a bachelor’s of arts degree in economics and a bachelor’s of science degree in mathematical sciences from Stanford University and received his M.B.A. from the Amos Tuck School at Dartmouth College, where he was a Tuck Scholar. He currently serves on the Board of Advisors of the Center for the Study of Private Equity at the Tuck School. We believe that Mr. Socolof’s financial, business, and investment expertise and his knowledge of our company enable him to make valuable contributions to our Board of Directors.

Geoffrey R. Tate has served as a member of our Board of Directors since August 2009 and was appointed as our Lead Independent Director in December 2016. From March 2010 until January 2012, Mr. Tate was the interim Chief Executive Officer and a member of the Board of Directors of Nanosolar, Inc. Mr. Tate was the founding Chief Executive Officer of Rambus Inc. in May 1990 and served as CEO and a member of the Board of Directors until January 2005. Mr. Tate served as the non-employee Chairman of the Board of Directors of Rambus from January 2005 to August 2006. From Rambus’ IPO in 1997 to late 2003, Mr. Tate was also the sole member of the Stock Option Committee, which was authorized to approve and administer the issuance of options to Rambus non-executive employees. In 2006, Rambus’ audit committee commenced an internal investigation of the timing of past stock option grants and related accounting issues. While Mr. Tate did not develop relevant policies and was not responsible for accounting judgments, Mr. Tate entered into a settlement agreement with Rambus. From 1979 to 1990, Mr. Tate served in various marketing and product line management positions and ultimately as Senior Vice President, Microprocessors and Logic, with Advanced Micro Devices, Inc. Mr. Tate received his bachelor’s of science degree in computer science from University of Alberta and his M.B.A. from the Harvard Graduate School of Business Administration. We believe that Mr. Tate’s possesses specific attributes that qualify him to serve as a director, including his extensive leadership experience as both executive and board director in the global semiconductor business and his deep industry knowledge.

Board Independence

Under the listing requirements and rules of The NASDAQ Global Market, independent directors, as affirmatively determined by our Board of Directors, must compose a majority of our Board of Directors. Under the rules of The NASDAQ Global Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors consults with the company’s counsel to ensure that our Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The NASDAQ Global Market, as in effect from time to time.

In addition, the rules of The NASDAQ Global Market require that each member of a listed company’s audit, compensation and nominating and corporate governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our Board of Directors, or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of our Board of Directors except Mr. LoPresti do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, or SEC, and the listing requirements and rules of The NASDAQ Global Market. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board of Directors also determined that each member of our audit committee satisfies the independence standards for the audit committee established by applicable SEC rules, the listing standards of The NASDAQ Global Market and Rule 10A-3 of the Exchange Act. Our Board of Directors also determined that each member of our compensation committee are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). Our Board of Directors also determined that each member of the nominating and corporate governance committee is independent within the meaning of the applicable NASDAQ listing standards, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote for the election of directors. Accordingly, the eight nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

We have a set of basic beliefs to guide our actions, including the belief that business should be conducted with the highest standards of ethical behavior. This belief governs our interaction with our customers, suppliers, employees and investors. We are committed to continuously improve our governance process to meet and exceed all regulatory requirements.

Board Composition

The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required. Our Board of Directors currently consists of nine directors. The members of our Board of Directors were elected in compliance with the provisions of our amended and restated certificate of incorporation and a voting agreement among certain of our stockholders. The voting agreement terminated upon the completion of our IPO in October 2016 and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors. Our amended and restated certificate of incorporation became effective upon the completion of our IPO in October 2016, which permits our Board of Directors to establish by resolution the authorized number of directors. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, directors whose terms then expire will be elected to serve from the time of election and qualification until the next annual meeting following election. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors.

Board Leadership Structure

Everspin does not have a chairman of the board, and our Board determined that it was appropriate to have a lead independent director and, effective December 16, 2016, the Board appointed Mr. Tate as its Lead Independent Director. As Lead Independent Director, Mr. Tate presides at all Board meetings, including executive sessions of the Board’s independent directors; acts as a liaison to stockholders who request direct communication with the Board; consults with our Chief Executive Officer in setting the agenda for Board meetings and on matters relating to corporate governance and Board performance; and performs such other duties as the Board may delegate to him from time to time.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In exercising its overall responsibility to oversee the management of our business, the Board considers risks when reviewing our strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and our public filings with the SEC.

The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of our risk management processes. In addition, the Board uses its committees to assist in its risk oversight responsibility as follows:

•                  The Audit Committee assists the Board in its oversight of the integrity of our financial reporting, compliance with applicable legal and regulatory requirements and oversees our internal controls and compliance activities. The Committee discusses our major financial risk exposures and certain contingent liabilities and the steps we have undertaken to monitor and control such exposures. It also meets privately with representatives from the our independent registered public accounting firm;

•                  The Compensation Committee assists the Board in its oversight of risk relating to our assessment of our compensation policies and practices; and

•                  The Nominating and Corporate Governance Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.everspin.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

The Board of Directors documented the governance practices followed by the company by adopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the company’s business operations as needed and to make decisions that are independent of the company’s management. The guidelines are also intended to align the interests of directors and management with those of the company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer’s performance evaluation and succession planning, and Board and committees compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.everspin.com.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

During the fiscal year ended December 31, 2016, our Board of Directors held 18 meetings. Our audit committee met one time, our compensation committee met two times, and the nominating and corporate governance committee met two times during 2016. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which such member served.

Audit Committee

Our audit committee consists of Ron Foster, Kevin Conley, Robert W. England and Peter Hébert. Mr. England has tendered his resignation from our Board of Directors effective May 17, 2017. The Chair of our audit committee is Mr. Foster, who our Board of Directors has determined is an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of The NASDAQ Global Market. Our Board of Directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their experience in the corporate finance sector. Our Board of Directors has adopted a written audit committee charter that is available to stockholders on our website at www.everspin.com.

The primary purpose of the audit committee is to discharge the responsibilities of our Board of Directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•                  selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•                  helping to ensure the independence and performance of the independent registered public accounting firm;

•                  discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•                  developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•                  reviewing our financial statements and critical accounting policies and estimates;

•                  reviewing the adequacy and effectiveness of our internal controls;

•                  reviewing our policies on risk assessment and risk management;

•                  reviewing related-party transactions;

•                  obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•                  approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016, with management of our company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Mr. Ron Foster (Chair)

Robert W. England

Peter Hébert

Compensation Committee

Our compensation committee consists of Stephen J. Socolof, Robert W. England, Michael B. Gustafson and Lawrence G. Finch. Mr. England has tendered his resignation from our Board of Directors effective May 17, 2017. The Chair of our compensation committee is Mr. Socolof. All members of our compensation committee are independent, as independence is currently defined in NASDAQ listing standards. Our Board of Directors has adopted a written compensation committee charter that is available to stockholders on our website at www.everspin.com.

The primary purpose of our compensation committee is to discharge the responsibilities of our Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•                  reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•                  reviewing and recommending to our board of directors the compensation of our directors;

•                  reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•                  administering our stock and equity incentive plans;

•                  selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•                  reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•                  reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the compensation committee meets at least two times annually and with greater frequency if necessary. The compensation committee met two times during 2016.The agenda for each meeting is usually developed by the Chair of the compensation committee. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all our books, records, facilities and personnel. Under the charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate.

In addition, under the charter, the compensation committee has the authority to obtain, at the expense of Everspin, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee takes into consideration factors prescribed by the SEC and NASDAQ that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The compensation committee has direct responsibility for the oversight of the work of such consultants or advisers.

During the past year, the compensation committee engaged Radford, an Aon Hewitt Company, as its independent compensation consultant. The compensation committee requested that Radford:

•                  evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;

•                  assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and

•                  assist in developing our non-employee director compensation plan.

In addition, as part of its engagement, Radford was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and compensation committee consider the advice and recommendations of such independent compensation consultants as to our executive and non-employee director compensation program, the Board and compensation committee ultimately make their own decisions regarding these matters.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Geoffrey R. Tate, Lawrence G. Finch and Peter Hébert. The Chair of our nominating and corporate governance committee is Mr. Tate. Our Board of Directors has adopted a written nominating and corporate governance committee charter that is available to stockholders on our website at www.everspin.com. Specific responsibilities of our nominating and corporate governance committee include:

•                        identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•                        evaluating the performance of our board of directors and of individual directors;

•                        considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;

•                        reviewing developments in corporate governance practices;

•                        evaluating the adequacy of our corporate governance practices and reporting;

•                        reviewing management succession plans;

•                        developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•                        overseeing an annual evaluation of the board of directors’ performance.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the company’s stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the company and the long-term interests of stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity, skills and such other factors as it deems appropriate, given the current needs of the Board and the company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Nomination Process

Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to our Board of Directors nominees for membership on the Board of Directors and committees of our Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The nominating and corporate governance committee recommends to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by our Board of Directors for election at each annual or special meeting of stockholders, and recommends all director nominees to be appointed by our Board of Directors to fill director vacancies. Our Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders.

Evaluation of Director Candidates

In its evaluation of director candidates, the nominating and corporate governance committee will consider a candidate’s skills, characteristics and experience taking into account a variety of factors, including the candidate’s:

•                  understanding of our business, industry and technology;

•                  history with our company;

•                  personal and professional integrity;

•                  general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company;

•                  ability and willingness to devote the time and effort necessary to be an effective director;

•                  commitment to acting in the best interest of our company and its stockholders; and

•                  educational and professional background.

The nominating and corporate governance committee will also consider the current size and composition of the Board of

Directors, the needs of the Board of Directors, its committees, and the potential independence of director candidates under relevant NASDAQ and SEC rules.

Although the Board of Directors does not maintain a specific policy with respect to board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board reflecting differences in professional background, education, skill and other individual qualities and attributes. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints to the extent it deems appropriate.

Stockholder Recommendations for Nomination to the Board of Directors

The nominating and corporate governance committee will consider properly-submitted stockholder recommendations for candidates for our Board. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including with respect to the criteria described above, based on whether or not the candidate was recommended by a stockholder.

Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Everspin Technologies, Inc., Attn: Investor Relations, 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224. Submissions must include the following information:

•                  full name and address of the proposed nominee;

•                  the number and class of our shares beneficially owned, directly or indirectly, by the proposed nominee;

•                  all information regarding the proposed nominee required to be disclosed in a proxy statement pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•                  the consent of the nominee to be named in the proxy statement and consent to serve as a director if elected; and

•                  a description of all material relationships, including (i) compensation and other material monetary agreements, arrangements and understandings during the past three years, between the proposed nominee and the stockholder making the proposal and (ii) any relationship between the proposing stockholder and the proposed nominee that would be required to be disclosed under the SEC’s related party transactions disclosure rules if the proposing stockholder were a “registrant” under those rules.

In addition, any stockholder wishing to recommend a nominee to our Board of Directors will be required to complete a questionnaire regarding the proposed nominee, providing information regarding any arrangement or agreement with respect to such nominee’s voting while a member of our Board of Directors and information regarding equity ownership of the company (including derivative ownership) by the proposing stockholder and the proposed nominee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, our compensation committee consists of Mr. Socolof, Mr. England, Mr. Gustafson and Mr. Finch. None of the members of our compensation committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with our Board of Directors may send a written communication addressed to the Secretary at our principal executive offices. The Secretary will promptly forward the communication to the Board or member to whom it is addressed, as appropriate, unless it is unduly hostile, threatening, illegal or similarly unsuitable. Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The company believes its responsiveness to stockholder communications to the Board has been excellent.

COMPENSATION OF NON-EMPLOYEE BOARD MEMBERS

In April 2016, our Board of Directors approved a non-employee director compensation policy, which became effective in connection with our IPO in October 2016.

Commencing with the 2017 annual meeting of stockholders, our non-employee directors will receive an annual retainer of $40,000 and the chairperson of the audit committee will receive an additional annual retainer of $15,000. In addition, all non-employee directors receive $1,500 for each Board meeting attended. Pursuant to his offer letter, Mr. Foster received such fees for the year ended December 31, 2016 on a prorated basis since joining us in April 2016. The other existing directors did not receive such fees in 2016.

Other than the annual retainers, Board meeting fees and committee fees described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Each non-employee director may receive additional annual stock option grants as approved by the Compensation Committee at each annual stockholders’ meeting. The annual stock options have an exercise price equal to the fair market value of our common stock on the date of grant and will vest monthly over one year from the date of grant. New non-employee directors will receive an initial stock option grant of 16,250 shares. The initial grant will have an exercise price equal to the fair market value of our common stock on the date of grant and will vest monthly over three years provided the non-employee director continues to serve. Prior to October 2016, from time to time, we had granted stock options to certain of our non-employee directors as compensation for their services. In July 2016, Messrs. England and Tate were each granted 16,250 shares of common stock that will vest monthly over one year beginning on May 9, 2016 and Mr. Foster was granted 16,250 shares of common stock that will vest monthly over one year beginning on May 10, 2016.

We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses in connection with attending Board of Directors and committee meetings.

Non-Employee Director Compensation

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash (2)		Options Granted (3)		Total
Robert W. England	$—		$131,984	(4)	$131,984

Lawrence G. Finch	—		—		—

Ron Foster (1)	40,521	(5)	131,991	(4)	172,512

Peter Hébert	—		—		—

Stephen J. Socolof	—		—		—

Geoffrey R. Tate	—		131,984	(4)	131,984

Kevin Conley (6)	—		—		—

Michael B. Gustafson (6)	—		—		—

(1)	Appointed as a member of our Board of Directors in June 2016.
(2)	Amounts are prorated for the periods of service.
(3)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year and incremental fair value due to the repricing of each such option award, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Represents an option to purchase 16,250 shares of our common stock that was granted to such director on July 12, 2016, under our 2008 Equity Incentive Plan and repriced on December 16, 2016.

(5)	Reflects (a) annual retainer fee, (b) audit committee chair retainer fee and (c) meeting fees.
(6)	Appointed as a member of our Board of Directors in March 2017.

As of December 31, 2016, each of Mr. England and Mr. Tate held options to purchase 27,133 shares of our common stock and Mr. Foster held options to purchase 16,250 shares of our common stock; no other directors held options at December 31, 2016.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed us to submit the selection of this firm for ratification by the stockholders at the annual meeting. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Required Vote and Audit Committee and Board Recommendation

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS

RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following tables set forth the aggregate fees for professional services rendered by our principal accountants, Ernst & Young LLP (in thousands):

	Fiscal Years Ended December 31,
Fees	2016	2015
Audit (1)	$1,388	$91
Audit-Related	—	—
Tax (2)	39	50
All Other	—	—
	$1,427	$141

(1)

The Audit fees consist of professional services in connection with the audit of our annual financial statements, including review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and review of audited financial statements presented in our Annual Report on Form 10-K, irrespective of the period in which the related services were rendered or billed. This category also includes technical advice on various accounting matters related to the financial statements. Fees also consisted of professional services rendered in connection with our Form S-1 and Form S-8 registration statements related to our initial public offering of common stock completed in October 2016, including delivery of comfort letters, consents and review of documents filed with the SEC.

(2)	The Tax fees consist of professional services in connection with the preparation of our tax returns.

All fees described above were approved by the audit committee.

Pre-Approval Policies and Procedures

Our audit committee has adopted a policy and procedures for the pre-approval of all audit and non-audit services to be rendered by our independent registered public accounting firm, Ernst & Young LLP. The audit committee was established in April 2016 and pre-approved all services in connection with our IPO and thereafter. Under the policy, the audit committee generally pre-approves specified services in defined categories up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm or on a case-by-case basis for specific tasks before an engagement.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

MANAGEMENT

The following table shows information for our current executive officers as of the date of this proxy statement. Biographical information for our President, Chief Executive Officer and Director Mr. LoPresti is included above with the Director biographies under the caption “Nominees.”

Name	Age*	Position(s)
Phillip LoPresti	56	President, Chief Executive Officer and Director
Jeffrey Winzeler	57	Chief Financial Officer
Jon Slaughter, Ph.D.	56	Vice President, Technology Research and Development
Sanjeev Aggarwal, Ph.D.	49	Vice President, Manufacturing and Process Development
Scott Sewell	55	Vice President, Worldwide Sales and Marketing
Bryan Kang	51	Vice President of MRAM Technology and Product Development
Thomas Andre	48	Vice President, Design Engineering
Terry Hulett	59	Vice President, Storage Solutions
Angelo Ugge	69	Vice President, Operations
Patrick Patla	53	Senior Vice President of Marketing

*As of April 5, 2017.

Executive Officers

For the biography of Phillip LoPresti, see Proposal 1 — Election of Directors, above.

Jeffrey Winzeler has served as our Chief Financial Officer since April 2015. From March 2014 to January 2015, Mr. Winzeler served as Chief Financial Officer at Avnera Corporation, a privately held semiconductor company specializing in analog and digital SoCs, where he was responsible for all aspects of the finance function. From January 2012 to January 2014, Mr. Winzeler served as Chief Financial Officer at Rackwise Inc. a provider of data center management software, where he was responsible for all aspects of the finance function. From December 2006 to November 2011, Mr. Winzeler worked at Solar Power Incorporated. He was a Vice President of Franchise Development for Solar Power and developed the first residential solar franchise offering in the United States. He subsequently became the Chief Financial Officer for Solar Power. From January 2005 to December 2006, Mr. Winzeler served as Chief Financial Officer for International Display Works Inc. Prior to International Display Works, Mr. Winzeler worked at Intel Corporation from March 1988 to August 2004. At Intel, he held numerous positions including Flash Division Controller, Worldwide Assembly Test Manufacturing Controller, Israel Finance controller, Fab 9 and Fab 11 Controller, and Finance Analyst. Mr. Winzeler received his degree in finance from the University of Idaho.

Jon Slaughter, Ph.D. has served as our Vice President, Technology Research and Development since the spin-off of the company from Freescale Semiconductor, Inc. in June 2008. Dr. Slaughter directs research and development efforts for our ST-MRAM. From March 2007 to June 2008, Dr. Slaughter was manager of MRAM Process and Magnetic Materials for Freescale Semiconductor, Inc., where his team was responsible for fabrication of the first commercial MRAM products as well as development of next generation MRAM materials. From 1996 to 2007, Dr. Slaughter and his team developed the magnetic materials and devices used to bring the first MRAM to volume production in 2006, starting in Motorola, Inc. and continuing with Freescale when Freescale separated from Motorola. Before joining Motorola, Dr. Slaughter was an Associate Research Professor at the University of Arizona’s Optical Sciences Center. Dr. Slaughter received his bachelor’s degree in physics and mathematics from University of Wisconsin, River Falls, and doctorate in physics from Michigan State University.

Sanjeev Aggarwal, Ph.D. has served as our Vice President, Manufacturing and Process Development since March 2010, where he supervises research and development efforts for integration of spin torque MRAM onto CMOS and manages our production for Field Switched MRAM on 200mm and ST-MRAM on 300mm wafers. From June 2008 to February 2010, Dr. Aggarwal served as our Director, Manufacturing and Process Technology. From September 2006 to May 2008, Dr. Aggarwal was senior member of the technical staff at Freescale Semiconductor, Inc. and led the integration efforts for Field Switched MRAM development. From July 2000 to August 2006, Dr. Aggarwal was member Group Technical Staff at Texas Instruments. Dr. Aggarwal received his bachelor’s degree in ceramic engineering from Indian Institute of Technology (BHV) Varanasi, and doctorate in materials science and engineering from Cornell University.

Scott Sewell has served as our Vice President, Worldwide Sales and Marketing since September 2010. From 1999 to 2010, Mr. Sewell was President of West Associates, Inc. Mr. Sewell also has served in multi-national sales management positions at NEC Electronics Corp. and Sharp Electronics Corporation. Early in his career, Mr. Sewell was a senior design engineer for General Dynamics Corporation in the Command, Control, Communication and Intelligence group. Mr. Sewell received his bachelor’s of science degree in electronic engineering from Oklahoma State University.

Bryan Kang has served as our Vice President, MRAM Technology and Product Development since September 2016. From April 2015 to September 2016, Mr. Kang served as Memory and Design Architect at Nantero, Inc., where he designed and developed non-volatile memory devices. From December 2007 to March 2015, Mr. Kang served as Head of the Design Center at SK Hynix America Inc., where he led in the development of various memory technologies, including the first 4Gb DDR3 using 3xnm technology. Mr. Kang has over 25 years of experience in semiconductor memory design and product planning. Mr. Kang received his bachelor’s of science degree in electrical engineering from KyungPook National University in Korea and his M.B.A from Ajou University in Korea.

Thomas Andre has served as our Vice President, Design Engineering since July 2013 and as our Director of Engineering from April 2011 to July 2013. From August 2001 to April 2011, Mr. Andre was a design project leader for the MRAM development team at Motorola, Inc., Freescale Semiconductor, Inc., following its spin-off from Motorola, and then at Everspin, following our spin-off from Freescale. In addition, Mr. Andre has led several stand-alone DRAM designs at Alliance Semiconductor Corp and held design positions in the Defense Systems and Electronics Group at Texas Instruments Incorporated. Mr. Andre has served on the Custom Integrated Circuits Conference Technical Program Committee since 2003 including Technical Program Chair in 2010. Mr. Andre received his bachelor’s of science degree in electrical engineering from Clarkson University in New York.

Terry Hulett has served as our Vice President, Storage Solutions since October 2013. Mr. Hulett has a background in architecture, hardware and software development and operations on products including leading edge network controllers and leading edge CPUs. From March 2009 to September 2013, Mr. Hulett was a Strategic Planner at Intel Corporation, where he was responsible for strategies for high end networking products and server class CPUs. From 1985 to 2008, when Mr. Hullet joined Intel, Mr. Hulett held several engineering executive roles at NetEffec Inc., Banderacom Inc., Silicon Solutions, Inc. and Advanced Micro Devices, Inc. Mr. Hulett holds several patents and has published technical articles, and was a member of the original 68000 design team at Motorola, Inc. Mr. Hulett received his bachelor’s of science degree in electrical engineering from Oklahoma State University.

Angelo Ugge has served as our Vice President, Business Development since July 2014 and has assumed the role of VP Operations and Business Development from October 1, 2015. From August 2006 to June 2014, Mr. Ugge was President of Eviteck Consulting LLC, a marketing and business development consulting firm in Europe focused on helping to develop small and medium size technology companies, where he was responsible for managing two major development programs in cooperation with the European Community and the Italian Ministry of Industrial Development. Prior to Eviteck, Mr. Ugge held the Chief Executive Officer position at Bridgeco AG of Zurich, Switzerland and MemsOptical Inc. of Huntsville, Alabama, and was Vice President and General Manager of ST Microelectronics N.V. Mr. Ugge received his bachelor’s degree in electrical engineering from the Technical Industrial Institute of State, Milano, and master’s degree in physics from the University of Milano, Italy.

Patrick Patla has served as our Senior Vice President of Marketing since January 2017. From March 2015 to January 2017, Mr. Patla served as General Manager of KNUPATH, Inc., an Austin-based startup pioneering advanced hardware architectures for extreme performance neural computing,  where he was responsible for the Kureon product family. Prior to joining KNUPATH, Mr. Patla was Senior Director at Broadcom Corporation from October 2014 to March 2015 and Vice President of Server Business Marketing at Samsung from April 2012 to June 2014,  where he was responsible for an unannounced ARM-based enterprise market program. From March 2003 to April 2012, Mr. Patla served as VP and General Manager at Advanced Micro Devices, Inc. where he was responsible for the AMD Opteron Server Business Unit. Mr. Patla holds a B.A. in marketing from DePaul University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain information concerning the compensation earned by each of the following individuals (the “Named Executive Officers”): our President and Chief Executive Officer; and our two other most highly compensated executive officers as of December 31, 2016:

Name and Principal Position	Year	Salary	Bonus	Stock Options (1)	All Other Compensation		Total
Phillip LoPresti	2016	$280,769	$135,000	$874,105	$563	(2)	$1,290,437
President and Chief Executive Officer	2015	275,000	60,000	94,885	—		429,885

Scott Sewell	2016	198,400	72,794	256,711	563	(2)	528,468
Vice President, Worldwide Sales and Marking	2015	197,920	62,114	11,605	—		271,639

Jon Slaughter, Ph.D. (4)	2016	223,799	47,068	209,793	1,063	(3)	481,723
Vice President, Technology Research and Development

(1)

The amounts included in the Stock Options column represent the aggregate grant date fair value of each option award granted during the fiscal year, and for 2016, include the incremental fair value due to the repricing of option awards granted in July 2016, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 7 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	Represents life insurance premiums paid by us.
(3)	Represents life insurance premiums paid by us in the amount of $563 and a patent bonus of $500.
(4)	Dr. Slaughter was not a Named Executive Officer in 2015 and, accordingly, his compensation for 2015 has been omitted.

2016 Executive Officer Compensation

In reviewing this section, please note that we are an emerging growth company and under the JOBS Act are not required to provide a “Compensation Discussion and Analysis” of the type required by Item 402 of Regulation S-K. The disclosure in this section is intended to supplement the SEC-required disclosure and it is not a Compensation Discussion and Analysis.

Objectives and Philosophy of Our Executive Compensation Program

We recognize that our ability to excel as a company depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our Named Executive Officers and employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our Named Executive Officers and employees.

Compensation Committee Processes and Role in Determining Executive Compensation

The compensation committee of our Board of Directors is tasked with, among other things, setting compensation for our executive officers, including the Named Executive Officers identified above, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our incentive and equity-based compensation plans. Various members of management and other employees as well as outside advisors or consultants are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings. Members of our executive management team advise and inform the compensation committee regarding potential company-wide and individual performance objectives with respect to incentive compensation plans, and provide evaluations of the achievements of employees under their respective supervision.

Components of Our Executive Compensation Program

The individual components of our executive compensation program consist primarily of: (a) base salary, (b) annual, performance-based bonuses, (c) long-term equity incentives and (d) retirement savings opportunities and various other employee benefits. In addition, we provide protection for post-termination benefits in certain instances. We determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market in which we compete for talent, the unique skills and experience of our Named Executive Officers, the length of service of our Named Executive Officers, our overall performance and other considerations we deem relevant. We expect our compensation committee to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal equity and consistency between Named Executive Officers with similar levels of responsibility.

Each of the individual components of our Named Executive Officers’ compensation is discussed in more detail below. We do not currently have any specific policies for allocating compensation between short- and long-term compensation or cash and non-cash compensation, although our strategy is to tie a greater percentage of total compensation to stockholder returns through the use of equity incentives. While we have identified particular compensation objectives that each component of our Named Executive Officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above.

Base Salary

Base salaries for our Named Executive Officers are determined by members of our compensation committee and other members of our Board based on their experience and review of industry surveys. Salaries are reviewed by our compensation committee on a periodic basis and may be adjusted from time-to-time.

Annual Performance-Based Bonuses

Annual performance-based bonuses for our Named Executive Officers are designed to align their interests with the interests of our stockholders. Mr. LoPresti and Dr. Slaughter are eligible to receive performance awards based on a target opportunity expressed as a percent of base salary (for 2016: 50% of base salary for Mr. LoPresti and 25% for Dr. Slaughter). Mr. Sewell is eligible to receive performance awards based on sales targets. The amount payable to each named executive officer is based on the attainment of pre-established corporate performance goals, which is subject to the discretion of the compensation committee, and the full Board in the case of our Chief Executive Officer. At the beginning of each year, the Board in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the company in the upcoming year that are critical to the success of the company in the short and long-term. The company does not disclose the specific goals as they contain competitively sensitive information.

Long-Term Equity Incentives

We believe that the achievement of our business and financial objectives should be reflected in the value of our equity, thereby increasing stockholder value. To that end, our Named Executive Officers will be incentivized to achieve these objectives when a larger percentage of their total compensation is tied to the value of our shares. We believe that granting our Named Executive Officers stock options provides a meaningful incentive to achieve increases in the value of our stock price over time, as they will be able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. In addition, because vesting is based on continued employment, our stock option awards also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size and vehicle (options vs. RSUs vs. other award type) of the long-term equity incentives to be awarded to our Named Executive Officers, the compensation committee takes into account a number of factors, such as job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to the company and the size of prior equity grants.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2016:

	Grant	Vesting Commencement	Number of Securities Underlying Unexercised Options			Exercise		Expiration
Name	Date	Date	Exercisable	Unexercisable		Price		Date
Phillip LoPresti	6/15/2010	6/15/2010	92,307	—		4.42	(1)	6/14/2020
	3/20/2012	3/20/2012	23,076	—		$4.42	(3)	3/19/2022
	5/13/2014	8/20/2013	45,833	9,167	(2)	4.42		5/12/2024
	5/13/2014	8/20/2013	83,108	16,622	(2)	4.42		5/12/2024
	7/12/2016	4/26/2016	—	103,196	(4)	6.63	(5)	7/11/2026

Scott Sewell	9/21/2010	9/21/2010	15,384	—		4.42	(1)	9/20/2020
	5/13/2014	8/20/2013	6,410	1,282	(2)	4.42		5/12/2024
	5/13/2014	8/20/2013	11,057	2,212	(2)	4.42		5/12/2024
	7/12/2016	4/26/2016	—	30,307	(4)	6.63	(5)	7/11/2026

Jon Slaughter, Ph.D.	7/22/2008	7/22/2008	4,807	—		4.42	(1)	7/22/2018
	7/14/2009	7/14/2009	1,153	—		4.42	(1)	7/14/2019
	4/21/2010	4/21/2010	3,653	—		4.42	(1)	4/21/2020
	9/21/2010	9/21/2010	5,769	—		4.42	(1)	9/20/2020
	6/19/2012	6/19/2012	1,923	—		4.42	(1)	6/18/2022
	5/13/2014	8/20/2013	12,467	2,494	(2)	4.42		5/12/2024
	5/13/2014	8/20/2013	8,012	1,603	(2)	4.42		5/12/2024
	7/12/2016	4/26/2016	—	24,768	(4)	6.63	(5)	7/11/2026

(1)	The shares subject to this object were originally issued with an exercise price of $7.54 and were repriced on May 13, 2014.
(2)	The shares subject to this option vest in equal increments on a monthly basis through August 20, 2017.
(3)	The shares subject to this object were originally issued with an exercise price of $13.52 and were repriced on May 13, 2014.
(4)

None of the shares subject to this option were vested as of December 31, 2016, 25% will vest on April 26, 2017, and the remainder vest in equal increments on a monthly basis thereafter through April 26, 2020.

(5)	The shares subject to this object were originally issued with an exercise price of $15.86 and were repriced on December 16, 2016.

Employee Benefits

We provide standard employee benefits to our full- and part-time employees, including our Named Executive Officers, in the United States (in the case of part-time, those that work 30 or more hours per week), including health, disability and life insurance and a 401(k) plan as a means of attracting and retaining our executives and employees.

Tax Considerations

Our Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our Named Executive Officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of the other Named Executive Officers (other than our Chief Financial Officer), unless compensation is performance-based. As we only recently became publicly-traded, our Board has not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation.

Pension Benefits

We do not maintain any defined benefit pension plans.

Non-qualified Deferred Compensation

We do not maintain any non-qualified deferred compensation plans.

Executive Employment Agreements

We extended Executive Employment Agreements to each of our Named Executive Officers in connection with their employment. The letters generally provide for at-will employment and set forth the named executive officer’s initial base salary, initial equity grant amount and eligibility for employee benefits. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the Executive Employment Agreements extended to our Named Executive Officers that continue to be in effect are described below.

Phillip LoPresti

Mr. LoPresti’s current Executive Employment Agreement became effective April 25, 2016. Mr. LoPresti was eligible for a target bonus in 2016 equal to 50% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus thereafter will be determined by our board of directors in its sole discretion based upon the company’s and Mr. LoPresti’s achievement of objectives and milestones to be determined on an annual basis by our board in consultation with Mr. LoPresti.

Mr. LoPresti’s Executive Employment Agreement provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason. If Mr. LoPresti’s employment is terminated without cause or he resigns for good reason, Mr. LoPresti would be entitled to: (i) continuation payments over a six month severance period of his six month base salary, beginning on the sixtieth day following his separation from service; (ii) payment by us of COBRA premiums to continue health insurance coverage for himself and his eligible dependents over at most a six month severance period; and (iii) the accelerated vesting of a certain portion of Mr. LoPresti’s equity awards. In addition, if Mr. LoPresti’s employment is terminated without cause or he resigns for good reason within eighteen months of certain change-in-control events, the vesting of Mr. LoPresti’s equity awards will be fully accelerated.

Scott Sewell

Mr. Sewell’s current Executive Employment Agreement became effective April 25, 2016. Mr. Sewell was eligible for a bonus in 2016 based on sales targets. His eligibility for such annual bonus and the amount of such annual bonus thereafter will be determined by our board of directors in its sole discretion based upon the company’s and Mr. Sewell’s achievement of objectives and milestones to be determined on an annual basis by our board in consultation with Mr. Sewell.

Mr. Sewell’s Executive Employment Agreement provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason. If Mr. Sewell’s employment is terminated without cause or he resigns for good reason, Mr. Sewell would be entitled to: (i) continuation payments over a six month severance period of his six month base salary, beginning on the sixtieth day following his separation from service; (ii) payment by us of COBRA premiums to continue health insurance coverage for himself and his eligible dependents over at most a six month severance period; and (iii) the accelerated vesting of a certain portion of Mr. Sewell’s equity awards. In addition, if Mr. Sewell’s employment is terminated without cause or he resigns for good reason within twelve months of certain change-in-control events, the vesting of Mr. Sewell’s equity awards will be fully accelerated.

Jon Slaughter, Ph.D.

Dr. Slaughter’s current Executive Employment Agreement became effective April 25, 2016. Dr. Slaughter was eligible for a target bonus in 2016 equal to 25% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus in 2016 and thereafter will be determined by our board of directors in its sole discretion based upon the company’s and Dr. Slaughter’s achievement of objectives and milestones to be determined on an annual basis by our board in consultation with Dr. Slaughter.

Dr. Slaughter’s Executive Employment Agreement provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason. If Dr. Slaughter’s employment is terminated without cause or he resigns for good reason, Dr. Slaughter would be entitled to: (i) continuation payments over a six month severance period of his six month base salary, beginning on the sixtieth day following his separation from service; (ii) payment by us of COBRA premiums to continue health insurance coverage for himself and his eligible dependents over at most a six month severance period; and (iii) the accelerated vesting of a certain portion of Dr. Slaughter’s equity awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 28, 2017, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each Named Executive Officer;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2016, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentages of beneficial ownership of our common stock in the table are based on 12,498,128 shares of common stock issued and outstanding on February 28, 2017. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Everspin Technologies, Inc., 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224:

Name of Beneficial Owners	Shares Owned	Shares Exercisable Within 60 days	Total Shares Beneficially Owned	Percentage of Beneficial Ownership
5% Stockholders:
Entities affiliated with NV Partners(1)	2,260,991	—	2,260,991	18.1%
Entities affiliated with Sigma Partners(2)	1,240,366	—	1,240,366	9.9%
Entities affiliated with Lux Ventures(3)	1,015,550	—	1,015,550	8.1%
AWM Investment Company, Inc.(4)	796,850	—	796,850	6.4%
GLOBALFOUNDRIES Inc.(5)	653,845	—	653,845	5.2%
GigaDevice Semiconductor (HK) Limited(6)	625,000	—	625,000	5.0%

Directors and Named Executive Officers:
Robert W. England	—	25,270	25,270	*
Lawrence G. Finch(7)	310,091		310,091	2.5%
Geoffrey R. Tate(8)	103,360	25,270	128,630	1.0%
Peter Hébert(9)	1,015,550	—	1,015,550	8.1%
Stephen J. Socolof(10)	2,260,991	—	2,260,991	18.1%
Ron Foster	—	14,895	14,895	*
Kevin Conley	—	452	452	*
Michael B. Gustafson	—	452	452	*
Phillip LoPresti	—	283,017	283,017	2.2%
Scott Sewell	—	42,174	42,174	*
Jon Slaughter, Ph.D.	—	46,024	46,024	*
All directors and executive officers as a group (18 persons)(11)	3,689,992	609,304	4,299,296	32.8%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.

(1)

Based on a Schedule 13G filed with the SEC on February 14, 2017, reporting beneficial ownership as of December 31, 2016. Consists of (a) 1,966,081 shares held by NV Partners IV LP, over which NV Partners IV LP has sole voting and dispositive power, and (b) 294,910 shares held by NV Partners IV-C LP (together with NV Partners IV LP, the “NVP Funds”), over which NV Partners IV-C LP has sole voting and dispositive power. NVPG IV, LLC is the general partner of NV Partners IV LP and NV Partners IV-C LP, and has shared voting and dispositive power over all of these shares. Andrew Garman, Stephen Socolof and Thomas Uhlman are the managing members of NVPG IV, LLC, and share voting and dispositive power with respect to the shares held by such entity. The address for each of the entities affiliated with NV Partners is 430 Mountain Avenue, Suite 404, 4th Floor, Murray Hill, NJ 07974.

(2)

Based on a Schedule 13G filed with the SEC on February 9, 2017, reporting beneficial ownership as of December 31, 2016. Consists of (a) 39,224 shares held by Sigma Associates 8, L.P., (b) 12,716 shares held by Sigma Investors 8, L.P. and (c) 1,188,426 shares held by Sigma Partners 8, L.P. Each of these entities have sole voting and dispositive power over the shares held by them. Sigma Management 8, L.L.C. is the general partner of Sigma Associates 8, L.P., Sigma Investors 8, L.P. and Sigma Partners 8, L.P., and has sole voting and investment power with respect to all of the shares, but disclaims beneficial ownership of the shares held by these entities, except to the extent of its pecuniary interests therein. The address for each of the Sigma Funds is 2105 S. Bascom Avenue, Suite 370, Campbell, CA 95008.

(3)

Based on a Schedule 13D filed with the SEC on February 8, 2017, reporting beneficial ownership as of December 31, 2016. Consists of (a) 974,678 shares held by Lux Ventures II, L.P. (“LV-II”) and (b) 40,872 shares held by Lux Ventures II Sidecar, L.P. (“Sidecar”) (together with LV-II, the “Lux Funds”). Each of the Lux Funds has sole voting and dispositive power over the shares held by the respective Lux Fund. Lux Venture Partners II, L.P. (“LVP-II”) is the general partner of the Lux Funds. Lux Venture Associates II, LLC (“LVA-II”) is the general partner of LVP-II and Lux Capital Management, LLC (“LCM LLC”) is the sole member of LVA-II. Joshua Wolfe and Peter Hébert are the individual manager partners of LCM LLC (the “Individual Managers”). Each of LVP-II, LVA-II, LCM LLC and the Individual Managers have shared voting and dispositive power over all of the shares held by the Lux Funds. Each of these entities disclaims beneficial ownership of these shares other than for those shares which such person owns of record. The address of the principal business office for each of these entities other than Mr. Hebert is 295 Madison Ave., 24th Floor, NY, NY 10017. The address of the principal business office of Peter Hebert is Lux Capital Management, LLC, 1600 El Camino Real, Suite 290, Menlo Park, CA 94025.

(4)

Based on a Schedule 13G filed with the SEC on February 10, 2017, reporting beneficial ownership as of December 31, 2016. The address of AWM Investment Company, Inc. is c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(5)	The address of GLOBALFOUNDRIES Inc. is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(6)	The address of GigaDevice Semiconductor (HK) Limited is Room 1007 10/Floor, Ho King Shopping Centre, No 2-16, Fa Yuen Street, Mongkok, Kowloon Hongkong.
(7)

Consists of (a) 268,130 shares of common stock held by Mr. Finch and (b) 41,961 shares of common stock held by the Lawrence G and Janice C. Finch Revocable Trust, of which Mr. Finch is a trustee. Mr. Finch shares voting and investment power with respect to such shares with Janice Finch.

(8)

Consists of (a) 22,309 shares of common stock issuable to Mr. Tate upon exercise of options exercisable within 60 days of December 31, 2016 and (b) 103,360 shares of common stock held by the Tate Family Trust Dated 9/30/98, of which Mr. Tate is a trustee. Mr. Tate shares voting and investment power with respect to such shares with Colleen Tate.

(9)	Consists solely of shares held by the Lux Funds. See footnote 3 above.
(10)	Consists solely of shares held by the NVP Funds. See footnote 1 above.
(11)	Consists of shares held by each executive officer and director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our reporting persons were made and made timely.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2016:

Equity Compensation Plans	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Approved by Stockholders (1)	1,414,730	$5.28	438,653
Not Approved by Stockholders	—	—	—
	1,414,730	5.28	438,653

(1)

The number of shares remaining available for future issuance includes 342,500 shares available under our 2016 Equity Incentive Plan, or 2016 Plan, and 96,153 shares available under our 2016 Employee Stock Purchase Plan, or 2016 ESPP.

The number of shares of common stock reserved for issuance under the 2016 Plan will automatically increase on January 1 of each year, beginning on January 1, 2017, and continuing through and including January 1, 2026, by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

The number of shares of common stock reserved for issuance under the 2016 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2017, and continuing through and including January 1, 2026, by 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2016, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest:

January 2016 Bridge Financing

In January 2016, we sold an aggregate of $5.0 million in convertible promissory notes to existing investors at a price equal to the principal amount of such notes. These notes had an annual interest rate of 5% and converted into shares of our common stock upon the closing of our IPO in October 2016. The following table summarizes the participation in the convertible note financing by any of our executive officers, directors and holders of more than 5% of our capital stock.

Name of Director or 5% Stockholder	Convertible Note Principal Amount
Entities affiliated with NV Partners(1)	$1,864,899
Entities affiliated with Sigma Partners(2)	994,612
Entities affiliated with Lux Ventures(3)	814,339
Entities affiliated with Draper Fisher Jurvetson(4)	497,306
EPIC Venture Fund IV, LLC(5)	497,306
Lawrence G. Finch(6)	248,653
The Tate Family Trust Dated 9/30/98(7)	82,884

(1)

Consisted of (a) a note issued to and held by NV Partners IV LP with a principal amount of $1,621,651 and (b) a note issued to and held by NV Partners IV-C LP with a principal amount of $243,248. Mr. Socolof, a member of our board of directors, is affiliated with NV Partners.

(2)

Consisted of (a) a note issued to and held by Sigma Partners 8, L.P. with a principal amount of $954,379, (b) a note issued to and held by Sigma Associates 8, L.P. with a principal amount of $30,164 and (c) a note issued to and held by Sigma Investors 8, L.P. with a principal amount of $10,069. Mr. Finch, a member of our board of directors, is affiliated with Sigma Partners.

(3)

Consisted of (a) a note issued to and held by Lux Ventures II, L.P. with the principal amount of $781,564 and (b) a note issued to and held by Lux Ventures II Sidecar, L.P. with the principal amount of $32,775. Mr. Hébert, a member of our board of directors, is affiliated with Lux Ventures.

(4)

Consisted of (a) a note issued to and held by Draper Fisher Jurvetson Fund IX, L.P. with the principal amount of $467,965, (b) a note issued to and held by Draper Associates Riskmasters Fund II, LLC with the principal amount of $16,660 and (c) a note issued to and held by Draper Fisher Jurvetson Partners IX, LLC with the principal amount of $12,681. Entities affiliated with Draper Fisher Jurvetson held more than 5% of our capital stock prior to our IPO in October 2016.

(5)	EPIC Venture Fund IV, LLC held more than 5% of our capital stock prior to our IPO in October 2016.
(6)	Mr. Finch is a member of our board of directors and is affiliated with Sigma Partners.
(7)	Mr. Tate is a member of our board of directors and a trustee of the Tate Family Trust Dated 9/30/98.

August 2016 Bridge Financing

In August 2016, we sold an aggregate of $3.5 million in convertible promissory notes to existing investors at a price equal to the principal amount of such notes. These notes had an annual interest rate of 5% and, and converted into shares of our common stock upon the closing of our IPO in October 2016. The following table summarizes the participation in the convertible note financing by any of our executive officers, directors and holders of more than 5% of our capital stock.

Name of Director or 5% Stockholder	Convertible Note Principal Amount
Entities affiliated with NV Partners(1)	$1,305,430
Entities affiliated with Sigma Partners(2)	$696,229
Entities affiliated with Lux Ventures(3)	$570,038
Entities affiliated with Draper Fisher Jurvetson(4)	$348,113
Epic Venture Fund IV, LLC(5)	$348,114
Lawrence G. Finch(6)	$174,057
The Tate Family Trust dated 9/30/98(7)	$58,019

(1)

Consists of (a) a note issued to and held by NV Partners IV LP with a principal amount of $1,135,156 and (b) a note issued to and held by NV Partners IV-C LP with a principal amount of $170,274. Mr. Socolof, a member of our board of directors, is affiliated with NV Partners.

(2)

Consists of (a) a note issued to and held by Sigma Partners 8, L.P. with a principal amount of $668,066, (b) a note issued to and held by Sigma Associates 8, L.P. with a principal amount of $21,115 and (c) a note issued to and held by Sigma Investors 8, L.P. with a principal amount of $7,048. Mr. Finch, a member of our board of directors, is affiliated with Sigma Partners.

(3)

Consists of (a) a note issued to and held by Lux Ventures II, L.P. with the principal amount of $547,095 and (b) a note issued to and held by Lux Ventures II Sidecar, L.P. with the principal amount of $22,943. Mr. Hébert, a member of our board of directors, is affiliated with Lux Ventures.

(4)

Consists of (a) a note issued to and held by Draper Fisher Jurvetson Fund IX, L.P. with the principal amount of $327,575, (b) a note issued to and held by Draper Associates Riskmasters Fund II, LLC with the principal amount of $11,662 and (c) a note issued to and held by Draper Fisher Jurvetson Partners IX, LLC with the principal amount of $8,876. Entities affiliated with Draper Fisher Jurvetson held more than 5% of our capital stock prior to our IPO in October 2016.

(5)	EPIC Venture Fund IV, LLC held more than 5% of our capital stock prior to our IPO in October 2016.
(6)	Mr. Finch is a member of our board of directors and is affiliated with Sigma Partners.
(7)	Mr. Tate is a member of our board of directors and a trustee of the Tate Family Trust Dated 9/30/98.

Stock Issuances to GLOBALFOUNDRIES

In October 2014, we entered into a ST-MRAM Joint Development Agreement with GLOBALFOUNDRIES Inc. (GLOBALFOUNDRIES) for the joint development of our ST-MRAM technology and as partial consideration for entering into the joint development agreement, issued to GLOBALFOUNDRIES 461,538 shares of our Common Stock subject to vesting upon the achievement of a goal as set forth in the Statement of Work #1 under the joint development agreement which shares are further subject to a repurchase option in our favor for up to one year in the event the joint development agreement is terminated for any reason. In addition, in October 2014, we issued 192,307 shares of our Series B convertible preferred stock to GLOBALFOUNDRIES for aggregate proceeds to us of $5,000,000 in our Series B convertible preferred stock financing, which converted into shares of our common stock upon the closing of our IPO in October 2016.

Other Agreements with GLOBALFOUNDRIES

We have entered into a joint development agreement and a manufacturing agreement with GLOBALFOUNDRIES.

ST-MRAM Joint Development Agreement

On October 17, 2014, we entered into a joint development agreement with GLOBALFOUNDRIES for the joint development of our ST-MRAM technology. The term of the agreement is the later of four years from the effective date or until the completion, termination, or expiration of the last statement of work entered into pursuant the joint development agreement.

The joint development agreement also states that the specific terms and conditions for the production and supply of the developed MRAM technology would be pursuant to a separate manufacturing agreement entered into between the parties. See “—ST-MRAM Manufacturing Agreement” below.

Under the joint development agreement, each party granted licenses to its relevant intellectual property to the other party. For certain jointly developed works, the parties have agreed to follow an invention allocation procedure to determine ownership. In addition, GLOBALFOUNDRIES possesses the exclusive right to manufacture our discrete and embedded spin torque MRAM devices developed pursuant to the agreement until the earlier of three years after the qualification of the MRAM device for a particular technology node or four years after the completion of the relevant statement of work under which the device was developed. For the same exclusivity period associated with the relevant device, GLOBALFOUNDRIES agreed not to license intellectual property developed in connection with the agreement to named competitors of ours.

Generally, unless otherwise specified in the agreement or a statement of work, we and GLOBALFOUNDRIES share defined project costs equally under the joint development agreement. If GLOBALFOUNDRIES manufactures, sells or transfers wafers containing production qualified MRAM devices that utilized certain Everspin design information to its customers, GLOBALFOUNDRIES will pay royalties to us for each such wafer transferred or sold to a customer.

Except for breaches of confidentiality provisions and each party’s indemnification obligations to one another under the agreement, liability under the agreement is capped at a range depending on project costs and royalty amounts. Either party may terminate the agreement if the other party materially breaches a term of the agreement, and fails to remedy the breach after receiving notice from the non-breaching party. If a party terminates the manufacturing agreement for material breach in accordance with its terms, that party may also terminate the joint development agreement.

On May 27, 2016, we entered into an amendment to the joint development agreement to modify the payment schedule and to clarify our payment obligations for certain past project costs. Under the amendment, GLOBALFOUNDRIES may terminate the joint development agreement with us if we materially breach a term of the agreement, such as, but not limited to, by our failing to pay any undisputed sum which has been outstanding for 45 or more days from the date of invoice, and fail to remedy the breach within 60 days after receiving notice from GLOBALFOUNDRIES, or if we failed to pay project costs by December 15, 2016. Such project costs were paid in December 2016.

ST-MRAM Manufacturing Agreement

On October 23, 2014, we entered into a manufacturing agreement with GLOBALFOUNDRIES Singapore Pte. Ltd. that sets forth the specific terms and conditions for the production and supply of wafers manufactured using our spin torque MRAM technology developed under the joint development agreement with GLOBALFOUNDRIES. Pursuant to that joint development agreement, GLOBALFOUNDRIES possesses certain exclusive rights to manufacture such wafers for our discrete and embedded spin torque MRAM devices. Our manufacturing agreement with GLOBALFOUNDRIES includes a customary forecast and ordering mechanism for the supply of certain of our wafers, and we are obligated to order and pay for, and GLOBALFOUNDRIES is obligated to supply, wafers consistent with the binding portion of our forecast. GLOBALFOUNDRIES also has the ability to discontinue its manufacture of any of our wafers upon due notice and completion of the notice period. The initial term of the manufacturing agreement is for three years, which automatically renews for successive one year periods thereafter unless either party provides sufficient advance notice of non-renewal.

Except for breaches of confidentiality provisions and each party’s indemnification obligations to one another under the agreement, liability under the agreement is capped at the lesser of a set amount or the total purchase price received by GLOBALFOUNDRIES from us in the twelve months immediately preceding the claim for the specific product that caused the damages. Either party may terminate the agreement if the other party materially breaches a term of the agreement, and fails to remedy the breach after receiving notice from the non-breaching party. GLOBALFOUNDRIES may terminate the agreement if we fail to pay any undisputed sum which has been outstanding for sixty or more days from the date of invoice.

Transactions with Freescale

We have entered into various transactions with Freescale Semiconductor, Inc. (a wholly-owned subsidiary of NXP Semiconductors N.V.), a holder of in excess of 5% of our outstanding stock prior to our IPO in October 2016. We lease our manufacturing facility in Chandler, Arizona, from Freescale and total rent payments made during the year ended December 31, 2016 were $1.1 million. Freescale also performs processing of our products in its facility which is capitalized as part of the cost of inventory. The total processing costs incurred by us were $2.5 million for the year ended December 31, 2016. In addition, Freescale is one of our largest customers for the sale of embedded wafers, and total revenue from Freescale was $2.4 million for the year ended December 31, 2016. Amounts due from Freescale were $486,000 for the year ended December 31, 2016. Amounts due to Freescale were $380,000 for the year ended December 31, 2016.

In February 2017, we entered into a five-year lease agreement with Freescale to rent 6,560 square feet of laboratory space in Chandler, Arizona, and in March 2017, we amended the lease to increase the space to 10,023 square feet. The aggregate rent expense under the lease is $876,000.

Participation in our Initial Public Offering

The following directors and principal stockholders affiliated with our directors, including holders of more than 5% of our capital stock, purchased shares of our common stock in our IPO at the public offering price:

Name of Director or 5% Stockholder	Number of Shares	Purchase Amount
GigaDevice Semiconductor (HK) Limited	625,000	$5,000,000
Entities affiliated with NV Partners(1)	250,000	$2,000,000
Entities affiliated with Sigma Partners(2)	167,841	$1,342,728
Entities affiliated with Lux Ventures(3)	137,420	$1,315,984
Lawrence G. Finch and Janice C. Finch Revocable Trust(4)	41,961	$335,688
The Tate Family Trust dated 9/30/98(5)	13,986	$111,888

(1)	Mr. Socolof, a member of our board of directors, is affiliated with NV Partners.
(2)	Mr. Finch, a member of our board of directors, is affiliated with Sigma Partners.
(3)	Mr. Hébert, a member of our board of directors, is affiliated with Lux Ventures.
(4)	Mr. Finch is a member of our board of directors and a trustee of the Lawrence G. Finch and Janice C. Finch Revocable Trust.
(5)	Mr. Tate is a member of our board of directors and a trustee of the Tate Family Trust Dated 9/30/98.

Stock Option Repricing

In December 2016, we amended certain of our outstanding stock options to reset their respective exercise prices to $6.63 per share, the fair market value of our common stock as of such date, as determined by our board of directors.

The following table summarizes options that were repriced for certain of our directors and executive officers:

Name	Number of Options	Original Exercise Price	New Exercise Price	Expiration Date
Phillip LoPresti	103,196	$15.86	$6.63	7/11/2026
Jon Slaughter, Ph.D.	24,768	$15.86	$6.63	7/11/2026
Sanjeev Aggarwal, Ph.D.	24,768	$15.86	$6.63	7/11/2026
Scott Sewell	30,307	$15.86	$6.63	7/11/2026
Thomas Andre	24,500	$15.86	$6.63	7/11/2026
Terry Hulett	16,099	$15.86	$6.63	7/11/2026
Bryan Kang	28,846	$15.86	$6.63	7/11/2026
Angelo Ugge	12,493	$15.86	$6.63	7/11/2026
Jeffrey Winzeler	24,313	$15.86	$6.63	7/11/2026
Robert W. England	16,250	$15.86	$6.63	7/11/2026
Geoffrey R. Tate	16,250	$15.86	$6.63	7/11/2026
Ron Foster	16,250	$15.86	$6.63	7/11/2026

Director and Executive Compensation Arrangements

Compensation arrangements for our directors and NEOs are described in this proxy statement under the sections titled “Compensation of Non-Employee Board Members” and “Executive Compensation.”

Indemnification Agreements

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and certain employees. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Voting Agreement

Prior to our IPO, we were party to a voting agreement under which certain holders of our capital stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, have agreed to vote in a certain way on certain matters, including with respect to the election of directors. The voting agreement terminated upon our IPO and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Right of First Refusal and Co-sale Agreement

Prior to our IPO, we were party to a right of first refusal and co-sale agreement with holders of our convertible preferred stock and our founders, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, pursuant to which the holders of convertible preferred stock have a right of first refusal and co-sale in respect of certain sales of securities by our founders. The right of first refusal and co-sale agreement terminated upon our IPO.

Employment Arrangements

We have extended offer letters to our executive officers in connection with their employment as described in greater detail in the section of this proxy statement titled “Executive Compensation.”

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar or related transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

In considering related-person transactions, our audit committee (or other independent body of our Board of Directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND AVAILABLE INFORMATION

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Everspin stockholders will be “householding” our proxy materials, including the Notice. A single Notice and, if applicable, a single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, other proxy materials, please notify your broker or direct your written or oral request to Computershare, Inc., 211 Quality Circle, Suite 210, College Station, TX 77845, telephone number 800-736-3001. You may also direct a written or oral request for the separate Notice and, if applicable, other proxy materials to: Everspin Technologies, Inc., Attn: Investor Relations, 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224, telephone number (480) 347-1111. Upon receipt of a written or oral request as set forth above, we will promptly deliver to you a separate Notice and if applicable, other proxy materials. Stockholders who currently receive multiple copies of the Notice and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or Computershare Investor Services.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Jeffrey Winzeler
Jeffrey Winzeler
Chief Financial Officer and Secretary

April 5, 2017

A copy of Everspin’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2016, is available without charge upon written request to: Everspin Technologies, Inc., Attn: Investor Relations, 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224.

1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR all nominees and FOR Proposal 2. nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees Phillip LoPresti Peter Hébert 01 06 02 Kevin Conley 07 Stephen J. Socolof 03 Lawrence G. Finch 08 Geoffrey R. Tate 04 Ron Foster 05 Michael B. Gustafson ForAgainst Abstain 0 0 0 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Directions to the Annual Meeting and vote on person may be found in the proxy statement. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000327333_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 EVERSPIN TECHNOLOGIES, INC. 1347 N.ALMA SCHOOL ROAD SUITE 220 CHANDLER, AZ 85224 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com EVERSPIN TECHNOLOGIES, INC. Annual Meeting of Stockholders May 18, 2017, 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Phillip LoPresti and Jeffrey Winzeler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Everspin Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Everspin Technologies, Inc. to be held at 1347 N. Alma School Road, Suite 220, Chandler, Arizona 85224, on Thursday, May 18, 2017, at 10:00 a.m., Mountain Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000327333_2 R1.0.1.15